Press Release
FOR IMMEDIATE RELEASE
                              Contact:  Liz Kaminski
                                                     Telephone:  219-362-7511

LAPORTE BANCORP, INC.
ANNOUNCES QUARTERLY CASH DIVIDEND

February 9, 2012, LaPorte Bancorp, Inc. (NASDAQ Capital: LPSB) today announced that its Board of Directors declared a quarterly cash dividend of $0.04 per common share.  The dividend will be paid on or about March 5, 2012, to stockholders of record as of the close of business on February 23, 2012.  This represents an annualized dividend yield of 2.0 percent based on the price per share of $8.01 at the close of markets on February 7, 2012, the date on which the Board approved the dividend.

Founded in 1871, The LaPorte Savings Bank is an Indiana-chartered savings bank that operates eight full service locations in the LaPorte and Porter County regions of Northwest Indiana.  As a community-oriented savings bank, the Bank offers a variety of deposit and loan products to individuals and small businesses. Investors may obtain additional information about LaPorte Bancorp and the Bank on the internet at www.laportesavingsbank.com, under Investor Relations.